SCHEDULE 14A
                                 (Rute 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x] Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use of the
Commission  Only  (as  permitted  by  Rule  14a-6(e)  (2) [ ]
Definitive  Proxy statement [x]
Definitive  Additional  Materials [ ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                              IBS FINANCIAL CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
-------------------------------------------------------------------------------
(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[  ] $125 per Exchange Act Rules 0-11 (c) (1)(ii), 14a-6(1),  14a-6(i) (2)
         or Item 22 (a) (2) of Schedule 14A.
[  ] $500 per each party to the  controversy  pursuant  to  Exchange  Act Rule
     14a-6 (I) (3).
[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securites to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total Fee Paid:
         ----------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         ----------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
         3) Filing Party:

         ----------------------------------------------------------------------
         4) Date Filed:

          ---------------------------------------------------------------------

                               IBS FINANCIAL CORP.

                                  -----------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 18, 1997
                                  -----------

                   PROXY STATEMENT OF THE IBS FINANCIAL CORP.
                     COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE
                   IN OPPOSITION TO THE BOARD OF DIRECTORS OF
                               IBS FINANCIAL CORP.

     This Proxy Statement and WHITE proxy card are being furnished to holders of the common stock (the "Stockholders"), par value $.01 per share (the "Common Stock"), of IBS Financial Corp., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies (the "Proxy Solicitation") by the IBS Financial Corp. Committee to Maximize Shareholder Value (the "Committee"), which owns approximately 855,246 of the Company's outstanding Common Stock, as of February 19, 1997, based upon the 9,935,905 shares outstanding as of December 12, 1996. The Annual Meeting of Stockholders is to be held at a location selected by the Company, on April 18, 1997 (the "Annual Meeting"). An Order entered on March 6, 1997, by Judge Saunders of the Superior Court of New Jersey has stayed the April 18, 1997 Annual Meeting date pending a decision by the Third Circuit Court of Appeals.(See "Litigation with Respect to Proxy Contest".)

     At the Annual Meeting, two Directors are to be elected to hold office until the next Annual Meeting and until his successor has been elected and qualified. The Committee is soliciting your proxy in support of the election of Ernest Beier, Jr. and Richard Whitman (the "Committee Nominees") to the Company's Board of Directors (the "Board of Directors").

     If elected, the Committee Nominees' goal will be to propose that the Company immediately retain an investment banking firm to work to maximize shareholder value. Maximizing shareholder value may include a sale of the Company; however if a sale of the Company is not possible at a satisfactory price, the Committee Nominees will work to increase the Company's earnings per share, earning assets and deposits and will strongly recommend that the Company accelerate its stock repurchase program.

     The Board of Directors consists of seven members. The Committee Nominees, if elected, will need the cooperation of two additional Directors to effectuate any of their proposals in view of their minority representation on the Board. See "The Committee's Goals."

     If the Committee Nominees are elected, the Directors from the current Board of Directors' slate (the "Company Nominees") will not be elected. If you wish to vote for the Committee Nominees, you must submit the enclosed WHITE proxy card and must not submit the Company's proxy card. In addition, management will most likely propose to seek ratification of Deloitte & Touche, LLC as the independent auditor for the Company. The Committee recommends a vote in favor of ratification of the appointment of Deloitte & Touche, LLC as auditors.

     Other matters which may be presented on the Company's proxy card are not being presented herein, and thus Stockholders using the enclosed WHITE proxy will not have an opportunity to vote with respect to such matters unless they attend the Annual Meeting.

     The Committee consists of Seidman and Associates, L.L.C. ("SAL"), a New Jersey limited liability company; Seidman and Associates II, L.L.C. ("SAL II"); Seidman Investment Partnership, L.P. ("SIP"), a New Jersey limited partnership; Federal Holdings, L.L.C. ("Federal"), a New York limited liability company; Lawrence B. Seidman ("Seidman"), individually; The Benchmark Company, Inc. ("TBCI"), a New York corporation; Benchmark Partners LP ("Partners"), a Delaware limited partnership; Richard Whitman ("Whitman"), individually; Lorraine DiPaolo ("DiPaolo"),individually; Ernest Beier, Jr.("Beier"), individually; and Dennis

Pollack ("Pollack"), individually (hereinafter collectively referred to as the "Committee"). This Proxy Statement and WHITE proxy card are first being mailed or furnished to Stockholders on or about March 24, 1997.

     It is the  opinion  of the  Committee  Nominees  that the  present  outside
Directors are not truly independent of present management and may not be representing the interests of the Stockholders in a way which would maximize their return on their share ownership.

     In reliance upon Rule 14a-5(c)1 of the Securities and Exchange Act of 1934, reference is made to the Company's proxy statement, which will be sent to each of you by the Company for a full description of management's proposals, the securities ownership of the Company, information about the Company's Officers and Directors, including compensation, information about the ratification of the appointment of Deloitte & Touche, LLC as independent auditors and the date by which Stockholders must submit proposals for inclusion in the next Annual Meeting.

     Your vote is important, no matter how many or how few shares you hold. We hope you will agree with the Committee's goal of maximizing shareholder value, and that the election of the Committee Nominees can make a difference and benefit all Stockholders. If you agree, sign, date and return the WHITE proxy card. Remember: Your last dated proxy is the only one which counts, so return the WHITE card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by the Company.

     If your shares are held in the name of a brokerage firm, bank or Nominees, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please return the WHITE proxy card in the envelope provided by your Bank or Broker or contact the person responsible for your account and give instructions for such shares to be voted.

     If your shares are registered in more than one name, the WHITE proxy card must be signed by all such persons to ensure that all shares are voted for the Committee Nominees.

     Holders of record of shares of Common Stock as of March 24, 1997, the record date for the Annual Meeting ("Annual Meeting Record Date"), are urged to submit a proxy even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Annual Meeting Record Date is stated in the Company's Proxy Statement. Each share of Common Stock is entitled to one vote at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. The person who receives the greatest number of votes represented in person or by proxy at the Annual Meeting will be elected a Director of the Company. Abstentions will be considered in determining a quorum and will not affect the plurality vote required for the election of Directors. See "Voting and Proxy Procedures." The Company's principal executive officers are located at 1909 East Route 70, Cherry Hill, New Jersey 08003.

     If you have any questions or need assistance in voting your shares, please call:

                           Beacon Hill Partners, Inc.
                                 90 Broad Street
                            New York, New York 10004
                         (Call Toll Free (800) 755-5001)


(1)Rule 14a-5(c) provides that "any information contained in any other proxy soliciting material which has been furnished to each person solicited in connection with the same meeting, or subject matter may be omitted from the proxy statement, if a clear reference is made to the particular document containing such information."

                          THE COMMITTEE'S GOALS


     The Committee and its fellow Stockholders have the same desire, which is to maximize the value of the Company's stock they purchased. This is in stark contrast to the present Board of Directors and Joseph M. Ochman, Sr.'s2 agenda, which appears to be to maximize their compensation and their personal rewards, at the expense of the Stockholders.

     If the Committee Nominees are elected, they will immediately propose that the Company retain the services of an investment banking firm to assist in the formulation of a program to maximize shareholder value. Of course, the Committee Nominees will entertain any proposals, including a sale of the Company, suggested by the investment banking firm for the Company to maximize the value for its shareholders. If a sale of the Company is not possible at a satisfactory price, the Committee Nominees will work to increase the Company's earnings per share, earning assets and deposits and will strongly recommend that the Company accelerate its stock repurchase program. The Committee has no objection to the Company retaining its present investment banker, Ryan Beck & Co., or any other qualified investment banking firm to perform this engagement. To accomplish their goal, the Committee Nominees will need the cooperation of two of the remaining Directors, since the Committee Nominees will be in a minority position.

     The Committee believes that the present Board of Directors has become too controlled by management. The Committee Nominees will provide the Board of Directors with an independent voice weighted, in its opinion, more to the best interests of all the Stockholders. The question to ask management is how can having independent shareholder Directors be harmful to the Company? The simple answer is that no harm will occur.

     The Committee believes that it is a fundamental tenet of corporate governance that the Board of Directors should be an independent body capable of providing objective oversight of top management, and the overall direction of the Company. This goal can best be achieved when the Board is composed of Directors who are independent of management. While by definition this current Board may be deemed to be independent, the average tenure of the Board members is 25 years, with the newest member being a member for 19 years. We believe it is time for new Directors to be placed on the Board, who can bring new direction and insight to the present Board.

     The Committee Nominees will also propose that no salary increases, bonuses or fringe benefits be approved or paid to any Officer or Director until empirical data is reviewed by the Company's Board of Directors and outside counsel to substantiate that the salaries, bonuses and fringe benefits paid to the Officers and Directors are comparable to those paid to the officers and directors of its peer group financial institutions.


                         OCHMAN'S REPRESENTATIONS AT THE
                               1995 ANNUAL MEETING

     At the Annual Shareholders Meeting held on December 15, 1995, the Committee understood that Mr. Ochman represented that he would accomplish the following:

         1.       IBSF's earnings per share would be increased.
         2. IBSF would increase its deposit base either through branch acquisitions or internally generated growth.
         3.       IBSF would seek to acquire other financial institutions.
         4.       IBSF would place new blood on the Board of Directors.
         5.       IBSF would aggressively repurchase IBSF shares.

2)Mr. Ochman is the Chairman of the Board, President and Chief Executive Officer of the Company.

     The performance during 1996 has not been as promised. Specifically, IBSF did not acquire deposits, another financial institution or place new blood on its Board of Directors. Deposits increased $6.5 million from September 30, 1995 to September 30, 1996 which represents an approximate 1.15% increase which in the Committee's opinion is an insignificant increase in deposits. Furthermore, as shown below, the increase in IBSF's earnings per share was non-existent and did not compare with the earnings per share growth of its competitors in its principal market area.

     With respect to aggressively repurchasing shares, it appears, based upon the trading volume for the Company's stock, that the Company only became aggressive after the Committee advised the Company that the Committee was nominating its own slate to oppose the Company Nominees for the Board.

     In the opinion of the Committee, IBSF did not accomplish any of the promised goals outlined by Mr. Ochman at the 1995 Annual Meeting.

                  IBSF'S FINANCIAL RESULTS AS COMPARED TO OTHER
                              PUBLICLY TRADED SOUTH
                          JERSEY FINANCIAL INSTITUTIONS

     A comparison of the earnings per share, book value growth and per share price appreciation (shown below in the charts) of the Company and five other South Jersey financial institutions clearly demonstrates how poorly IBSF is performing.

                PERCENTAGE INCREASE IN EPS FOR THE QUARTER ENDED
                        SEPTEMBER 1995 AND SEPTEMBER 1996

                              Earnings          Earnings
                               Per Sh            Per Sh.    Increase/Decrease
                              9/30/95           9/30/96*
                                ( $)              ( $)         ($)    (%)

1. Covenant Bank for Savings    .17               .20          .03   17.6
2. Commerce Bancorp, Inc..      .52               .57          .05    9.6
3. Collective Bancorp, Inc      .65               .73          .08   12.3
4. FMS Financial Corp.          .41               .49          .08   19.5
5. First Home Savings           .50               .55          .05   10.0
     Bank, FSB
6. IBS Financial Corp.          .20               .15         (.05)   (.25)



*Excludes effects of one time SAIF charge.




                PERCENTAGE INCREASE IN EPS FOR THE QUARTER ENDED
                         DECEMBER 1995 AND DECEMBER 1996

                                  Earnings     Earnings
                                   Per Sh.      Per Sh.   Increase/Decrease
                                  12/31/95     12/31/96
                                     ( $)       ( $)         ($)      (%)

1. Covenant Bank for Savings         .18         .21         .03       16.6
2. Commerce Bancorp, Inc..           .47         .55         .08       17
3. Collective Bancorp, Inc           .64         .74         .10       15
4. FMS Financial Corp.               .38         .56         .18       47.3
5. First Home Savings                .41         .42         .01        2.4
     Bank, FSB
6. IBS Financial Corp.               .16         .16           0         0

            PERCENTAGE INCREASE IN BOOK VALUE FROM THE QUARTER ENDED
                        SEPTEMBER 1995 AND SEPTEMBER 1996

                                Publicly      Publicly
                                Reported      Reported
                                Book Value    Book Value
                                Per Share     Per Share       Increase/Decrease
                                9/30/1995     9/30/1996
                                  ( $)          ( $)              ($)    (%)

1. Covenant Bank for Savings       7.52          8.07            .55      7.31
2. Commerce Bancorp, Inc.         13.69         14               .85      6.2
3. Collective Bancorp, Inc.       16.58         17.87           1.29      7.78
4. FMS Financial Corp.            12.81         13.71            .90      7.0
5. First Home Savings             13.89         15.50           1.61     11.59
    Bank, FSB
6. IBS Financial Corp.            13.03         13.39            .36      2.76





            PERCENTAGE INCREASE IN BOOK VALUE FROM THE QUARTER ENDED
                         DECEMBER 1995 AND DECEMBER 1996

                                Publicly      Publicly
                                Reported      Reported
                                Book Value    Book Value
                                Per Share     Per Share     Increase/Decrease
                                12/31/1995    12/31/1996
                                  ( $)          ( $)            ($)    (%)

1. Covenant Bank for Savings      7.24          7.53            .29    4.0
2. Commerce Bancorp, Inc..       13.47         13.85            .38    2.82
3. Collective Bancorp, Inc.      15.77         18.45           2.68   16.99
4. FMS Financial Corp.           12.79         14.14           1.35   10.55
5. First Home Savings            11.12         12.05            .93    8.36
    Bank, FSB
6. IBS Financial Corp.           13.43         13.23           (.20)  (1.48)








                PRICE PER SHARE COMPARISON FOR THE QUARTER ENDED
                        SEPTEMBER 1995 AND SEPTEMBER 1996

                                  Price        Price        Increase/Decrease
                                  Per Share    Per Share
                                  9/30/95      9/30/96
                                   ( $)          ( $)        ($)      (%)

1. Covenant Bank for Savings       9.29         13.50       4.21     45.21
2. Commerce Bancorp, Inc..        22.73         26.375      3.64     16.01    .
3. Collective Bancorp, Inc.       25.87         28.50       2.63     10.14
4. FMS Financial Corp.            16.25         15.50       (.75)    (4.62)
5. First Home Savings             17.25         18.00        .75      4.35
     Bank, FSB
6. IBS Financial Corp.            15.45         14.875     (.575)    (3.74)

             PRICE PER SHARE COMPARISON FOR THE QUARTER ENDED
                         DECEMBER 1995 AND DECEMBER 1996

                                  Price        Price        Increase/Decrease
                                  Per Share    Per Share
                                  12/31/95     12/31/96
                                   ( $)          ( $)        ($)      (%)

1. Covenant Bank for Savings      12.47         14.25       1.78     14.27
2. Commerce Bancorp, Inc.         19.35         31.22      11.87     61.34
3. Collective Bancorp, Inc.       24.29         34.87      10.58     43.55
4. FMS Financial Corp.            16.79         18.25       1.46      8.69
5. First Home Savings             17.41         18.38        .97      5.57
    Bank, FSB
6. IBS Financial Corp.            13.18         15.63       2.45     18.58


                             IBSF PAYS A HIGH PRICE
                              FOR POOR PERFORMANCE

     In the opinion of the Committee, Mr. Ochman's compensation and the fees paid to the members of the Board are excessive. Mr. Ochman's compensation is excessive, especially when compared to the compensation paid to the chief executives of the five other South Jersey financial institutions, which have all performed better than IBSF. as shown by the following table:

                                                        Long Term      Other
                                  Annual Compensation  Compensation Compensation
                                    Salary   Bonus     Stock Options
                                                       Grants/SARS
                                             ($)                         ($)
1. IBS Financial Corp.           '96  523,882     -0-                  309,538*
    Joseph M. Ochman, Sr.        '95  482,750   90,000    290,243       86,896
    President and Chief          '94  453,875  178,000                  46,885
    Executive Officer            '93  429,510   86,500                  45,310

2.  Commerce Bancorp, Inc.
     Vernon W. Hill , III        '95  441,000  125,000     33,075       88,704
     Chairman of the Board, Chief'94  390,000  150,000       -0-        81,398
     Executive Officer and Pres. '93  316,000  125,000     65,985       83,569
     of Bancorp, Chairman of the Bd.,
     Chief Executive Officer and
     President of Commerce NJ

3. Collective Bancorp, Inc.      '95  348,282  146,138    20,000       86,896
    Thomas H. Hamilton           '94  328,270  128,228      -0-        46,885
    President and CEO            '93  292,981  117,649     7,500       45,310

4. FMS Financial Corporation     '95  150,000   12,000      -0-         3,080
    Craig W. Yates               '94  141,423    5,654      -0-         3,294
    President and Chief          '93  127,473    6,250      -0-         3,891
    Executive Officer

5. Covenant Bank for Savings     '95  100,961   50,000    28,994          381
    Richard A. Hocker            '94   50,000   52,500    14,8            -0-
    Chief Executive Officer      '93   50,000     -0-     37,159          -0-

6. First Home Savings Bank, FSB  '95  165,000   41,250     4,861       14,364
    Stephen D. Miller            '94  150,000   18,750     5,555       10,343
    President                    '93  135,000   42,188     6,060       14,020

     *Includes $27,000 for fees paid for service as Chairman of the Board of Directors, $9,510 in premiums paid on certain life insurance policies, $205,007 of stock units allocated to Mr. Ochman's account under the Company's Excess
Benefit Plan, and $1,900 for fees paid for service as Trustee of the Association's penision plan. Also includes $66,121 for 4,514 shares allocated to Mr. Ochman in fiscal 1996 under the Company's ESOP.

   As the above table clearly reflects, Mr. Ochman's annual salary and bonus were higher than the chief executive officers of the other listed financial institutions; notwithstanding the fact that each listed financial institution's performance has been superior to IBSF's performance for the past year. Furthermore, Collective Bancorp, Inc. ($5 billion total assets) and Commerce Bancorp, Inc. $2.5 billion total assets) are significantly larger financial institutions. It is apparent that the present Board has lost sight of the precept that compensation should be tied to performance.

     In 1996, In addition to the above compensation, Mr. Ochman will receive cumulative benefits of approximately $1.1 million under the Associatio's Retirement Plan, which was terminated effective September 1, 1996. Mr. Ochman will also receive cumulative Supplemental Executive Retirement (SERP) benefits, of approximately $1.3 million. The Association terminated the SERP effective September 1, 1996. During the year ended September 30, 1996, the Association recognized an expense of $824,000 in connection with the SERP.

     Furthermore,  Mr.  Ochman,  in  connection  with the Deferred  Compensation
Agreement (DCA), which was terminated in January 1996, will receive the remaining cumulative deferred amount of $202,000. Mr. Ochman deferred $16,000 of compensation during fiscal 1996.

     The Association and Mr. Ochman entered into a supplemental deferred compensation agreement (the "Supplemental Agreement") pursuant to which the Association agreed to maintain certain life insurance policies on Mr. Ochman's life with an aggregate face amount of approximately $389,600 until Mr. Ochman's retirement after having attained the age of 65. Life insurance policies that were previously owned by the Association's retirement Plan were purchased from the Retirement Plan by the Association pursuant to the Supplemental Agreement for an amount equal to their then cash value. The policies were amended to provide that the beneficiary of the policies shall be Mr. Ochman's spouse and her heirs, and the Association agreed to continue to pay the required premium payments. During the year ended September 30, 1996, the Association paid total premiums of $9,510 with respect to these insurance contracts. The Supplemental Agreement provides that, following Mr. Ochman's retirement or disability, the Association will commence payment to Mr. Ochman of the cash value of the Insurance contracts in monthly installments over a period of ten years. (Included in other compensation above.)

     The Board of Directors of the Company has authorized an excess benefit plan ("ESP") to provide certain additional retirement benefits to Mr. Ochman. The EBP provides that Mr. Ochman shall receive an annual allocation of stock units representing shares of Common stock of the Company. The number of stock units allocable to his benefit each year shall be equal to the difference between the annual allocation of shares that would have been made to him in the ESOP without regard to the $150,000 limitation as set forth in Section 401 (a)(17) of the Internal Revenue Code minus the number of shares actually allocated to his ESOP account in a particular year. The Company allocated 13,782 stock units having an aggregate value of $205,007 as of September 30, 1996 to the EBP in fiscal 1996. (Included in other compensation above.)

     The Directors of the Company, who are also the Directors of the Company's banking subsidiary, are also well paid. It is estimated that each Director was paid an annual fee of approximately $18,300. In addition, each Director received 25,5393(3) restricted shares pursuant to the Managemen Recognition Plan ("MRP") which vests over five years at the rate of 20% per year commencing on the first anniversary of the date of grant. Based upon a market price of $16.00, as of November 5, 1996, for the Company's Common Stock, this award was worth in the aggregate approximately $408,624, or approximately $81,725 per year.

                            CONTACTS WITH THE COMPANY

     In early January 1996, Mr. Pollack had a meeting with Mr. Ochman at the Company's offices. Subsequent to this meeting, which Mr. Pollack felt was productive, Mr. Ochman informed Mr. Pollack that he no longer desired to speak with Mr. Pollack.

(3)Each non-employee director received 21,709 shares upon approval of the Recognition Plan and will receive 1,915 shares annually for two years thereafter. The shares have been adjusted to take into consideration a 10% stock dividend. The Recognition Plan was approved by the Stockholders.

     Mr. Whitman, by letter dated January 29, 1996, wrote to Mr. Ochman requesting an explanation from Mr. Ochman as to (i) why the earnings from the quarter ended December 31, 1995 were less than the same quarter of the prior year; (ii) why operating expenses had increased approximately 41% since December 31, 1994; and (iii) how the Company was going to reallocate its present assets to higher earning assets. On February 16, 1996, Mr. Ochman sent Mr. Whitman a letter, which in Mr. Whitman's opinion, was not responsive to the questions raised.

     Mr. Whitman then sent Mr. Ochman a letter dated March 14, 1996 which (i) provided a comparison of the increase in publicly reported book value per share for the past 12 months and return on equity for the quarter ended December 1995 between IBSF and five other publicly traded South Jersey financial institutions, and (ii) again requested information concerning the increase in operating costs. Mr. Ochman sent Mr. Whitman a letter dated March 29, 1996 which letter in Mr. Whitman's opinion was not responsive to the questions raised. On April 19, 1996, Mr. Ochman sent a letter to Mr. Whitman describing the cost of the Management Recognition Plan shares, option shares and ESOP Plan shares and stated that the financial institutions used by Mr. Whitman in his comparison in his March 14, 1996 letter were not appropriate since such institutions had been public since the late 1980's.

     On June 11, 1996, Mr. Whitman again wrote to Mr. Ochman and compared the earnings per share results for the five competing South Jersey financial institutions with the Company and the compensation paid to the chief executive officers of those companies. On July 19, 1996 Mr. Whitman wrote to Mr. Ochman requesting a response to his June 11, 1996 letter. On July 29, 1996, Mr. Ochman sent Mr. Whitman a letter which said that he would not be responding to Mr. Whitman's June 11, 1996 letter.

     On August 19, 1996 in response to a request made by Mr. Ochman during a conference call held on August 14, 1996 with several shareholders of the Company, Mr. Seidman wrote to Mr. Ochman for an explanation concerning Mr. Ochman's opinion that Mr. Lockhart, a Director whose term expires this year, had the right to receive 100% of his MRP and option shares if he retired at this time from the Board. On August 30, 1996 Mr. Seidman received a letter acknowledging Mr. Ochman's receipt of his August 19, 1996 letter without response to the issues raised.

     On October 7, 1996, Mr. Whitman sent a letter to Ms. Chiara Eisennagel nominating Ernest Beier, Jr. and himself as Nominees for the Board of Directors for the next Annual Meeting.

     On October 16, 1996, Ms. Eisennagel responded to Mr. Whitman's nominating letter and informed him that the size of the Board of Directors was being reduced from seven to six and only one Director was to be elected at the next Annual Meeting. Therefore, Mr. Whitman would have to decide whether Mr. Beier or he was to be the Nominees.

     On October 21, 1996, Mr. Whitman responded to Ms. Eisennagel's October 16, 1996 letter and informed the Company that Mr. Beier would be the Nominees. Mr. Whitman also strongly urged that the Board remain at seven members and that Mr. Beier be added to the Board to avoid a costly proxy fight. The Company has rejected Mr. Whitman's proposal.

     On October 31, 1996, counsel for the Company issued comments on Mr. Whitman's October 4, 1996 nominating letter. Mr. Whitman responded to the comments by letter dated November 8, 1996.

     Copies of all of the above correspondence are available upon request.

                           THE COMMITTEE PARTICIPANTS

     The  participants  who comprise the Committee own in the aggregate  855,246
shares  of  Common  Stock,  representing   approximately  8.60%  of  the  shares
outstanding and are:

     i. SAL is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

     ii. SAL II is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Seidman is the Manager of SAL II and has sole investment discretion and voting authority with respect to such securities.

     iii. SIP is a New Jersey limited partnership, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Seidman is the President of the sole general partner of SIP and has sole investment discretion and voting authority with respect to such securities.

     iv. Federal is a New York limited liability company, organized to invest in securities, with an office at 100 Misty Lane, Parsippany, New Jersey 07054. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

     v. Seidman is a private investor, with discretion over certain accounts and is the Manager of SAL, SAL II and Federal, and the president of the corporate general partner of SIP. See Footnote No. 1 "INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION" for information concerning regulatory action.

     vi. TBCI is a New York Corporation and Whitman is the president of TBCI. DiPaolo is the Executive Vice President of TBCI. The principal business of TBCI is to act as a broker-dealer and investment advisor. Whitman and DiPaolo share investment discretion, dispositive power and voting authority with respect to TBCI.

     vii. Partners is a Delaware limited partnership. Whitman, DiPaolo and TBCI, d/b/a Benchmark Capital Advisors, are the sole general partners of Partners. Whitman and DiPaolo share investment discretion, dispositive power and voting authority with respect to Partners.
     viii. Dennis Pollack is a private investor.

     ix. Ernest Beier is a private investor. See his resume under "NOMINEES FOR ELECTION AS DIRECTOR".

     The members of the Committee agreed to act in concert. Whitman and DiPaolo disclaim any beneficial interest in any shares of Common Stock owned by Beier, Pollack, SAL, SAL II, SIP, Federal or Seidman. Seidman disclaims any beneficial interest in any shares of Common Stock owned by Beier, Pollack, TBCI, Partners, DiPaolo or Whitman. Beier and Pollack disclaim any beneficial interest in any stock other than the stock they own directly. The members of the Committee reserve the right to terminate their agreement to act in concert.

     During the last five years none of SAL, SAL II, SIP, Federal, TBCI, Partners, Whitman, DiPaolo, Seidman, Ernest Beier and Dennis Pollack, to the best of their knowledge, (i) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

     Mr. Seidman is the manager of SAL, SALII, Federal and is the president of the corporate general partner of SIP; and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade and vote these securities. SAL, SALII, Federal and SIP were all created to acquire, hold and sell publicly traded securities. None of these entities was formed to solely acquire, hold and sell the Issuer's securities. Each of these entities owns securities issued by one or more companies other than Issuer; except at the present time, Federal only holds stock of the Issuer. The members and limited partners in SAL, SALII and Federal are all passive investors, who do not - and can not - directly or indirectly participate in the management of these entities, including without limitation proxy contests. Seidman's compensation is, in part, dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions from the Issuer's securities. Since Federal only holds shares of the Issuer, Seidman's current compensation would be solely measured by the profits resulting from transaction in Issuer's shares.

     The voting power over the Issuer's securities is not subject to any contingencies beyond standard provisions for entities of this nature, (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

     The limited partners of SIP are: James J. Gallagher, Ph.D.; Kaplus Hanover Associates (Robert Kaplus, General Partner); The Ketron Family Trust DTD 10/20/89 (Russ Ketron, TTEE); Louis M. Rogow, M.D. & Enid Z. Rogow and SAL. The General Partner of SIP is: Veteri Place Corp; a New Jersey Corporation (Seidman is the sole officer, and shareholder). Seidman through Veteri Place Corp. is entitled to 20% of the profits earned by SIP.

     The members SAL are: Seidman; Sonia Seidman; Seidcal Associates LLC (Brant Cali, Managing Member); Paul Schmidt; and Richard Greenberg. Seidman is entitled to an annual salary of $125, 000 and as Manager is entitled to 5% of the profits of SAL.

     The members of SAL II are: Sonia Seidman and Seidcal Associates, L.L.C. (Brant Cali, Managing Member). Seidman, as Manager, is entitled to 5% of the profits of SAL II.

     The members of Federal are: Charisma Partners, L.P. (General Partner: 8th Floor Realty Corp., Kevin Moore, Vice President), Anne L. Peretz, Jesse W. Peretz, Eugenia Peretz, David L. Farnsworth, Anne Farnsworth, Edmund S. Twining III, Taylor Twining, Edmund S. Twining IV and Jonathan A. Bernstein. Seidman, as Manager, is entitled to 20% of the profits of Federal.

     Persons who have  previously  been referred to as "Seidman's  clients" are:
Jeffrey Greenberg (owns 2,700 Shares) and Steven Greenberg (owns 2,700 Shares). [Seidman has letter agreements with Jeffrey and Steven Greenberg (these agreements are annexed)] and Richard Baer (owns 635 Shares of which 165 are owned in his wife's retirement account over which Mr. Baer exercises discretion) and Brent Wolmer (owns 600 Shares). [Seidman has oral agreements with Richard Baer and Brent Wolmer. Under these oral agreements, which are at-will agreements, these owners have agreed to sell and vote their shares as directed by Seidman.]

     Sonia Seidman (owns 1,171 shares) is the wife of Seidman. She has orally agreed to vote and sell the shares as directed by Seidman.

     None of the partners of SIP, or members of SAL, or members of SALII, or members of Federal own any shares of Issuer except as disclosed herein.

     Mr. Seidman has an agreement with Michael Mandelbaum, which gives him the complete discretion to vote and dispose of securities of the Issuer owned by him. (Mr. Mandelbaum presently owns 83,500 shares of the Issuer.) Mr. Seidman is entitled to a percentage of the profits derived from these securities, which is calculated after allowing a return to Mr. Mandelbaum.

     Each of the individuals listed on Exhibit A attached hereto is a citizen of the United States. Information concerning the Committee Nominees is set forth below under "Nominees for Election as Directors." Additional information concerning the Committee and the Committee Nominees and their holdings of Common Stock is set forth in appendices A and B hereto.

                    LITIGATION WITH RESPECT TO PROXY CONTEST

     The Company filed a Complaint in the United States District Court for the District of New Jersey against all Members of the Committee. The Company's Complaint alleges that the Committee has failed to disclose all the information required by the federal securities laws in its nominating materials and in its
Schedule 13D. In addition, the Complaint alleges that the Schedule 14A, which will be filed by the Committtee, will also be deficient. Among other things, the Complaint alleges that the Committee has failed to disclose the identity of the various persons or entities who (1) assisted in organizing the limited liability companies and partnerships, (2) financed the purchase of the Company's Common Stock by members of the Committee, or (3) are otherwise deemed by the federal securities laws to be "participants" in the Committee's threatened proxy contest. The Company's Complaint also alleges that the Committee's Schedule 13D is incomplete and inaccurate because, among other things, it does not include the various limited partnership agreements and operating agreements as exhibits or provide a description of such agreements. The Company is seeking a declaratory judgment that the Committee is required under the federal securities laws to disclose the identity of its investors, limited partners, members and other participants and to describe the Committee's contracts, understandings and arrangements with such persons and entities. The Company also seeks a declaratory judgment that, because of the deficiencies in the Committee's materials, the Company may reject the Committee's nomination of Mr. Ernst Beier, Jr. as a director and the request for a stockholder list. In addition, the Company seeks to enjoin the Committee from further violations of the federal securities laws and from purchasing additional shares or soliciting proxies until the Committee complies with such laws.

     The Committee denies the allegations contained in the Complaint. The Committee will be vigorously defending these claims and asserting affirmative claims to challenge the reduction in the size of the Board of Directors and to obtain shareholders' lists.

     The Committee has filed an Answer in the above-described litigation, which denies the material allegations of the Complaint. In addition, a Counterclaim has been filed which seeks to: (i) compel production of the Issuer's shareholders' lists and (ii) to invalidate the reduction of the size of the Board of Directors to six (6) members, which leaves one (1) Board seat available to be filled at the election to be conducted at the next Annual Shareholders' Meeting. Based in part upon the quotes attributed to the Issuer's Chairman in an article appearing in the American Banker on November 19, 1996, the Counterclaim alleges the reduction in the size of the Board of Directors constitutes an improper action taken to avoid having the Reporting Persons gain a position of influence or control. The Issuer has filed an Answer to the Counterclaim and seeks dismissal of same.

     On January 23, 1997, a Final Judgment was filed, which (i) declared the Committee's disclosures to be adequate; (ii) prevented IBSF from rejecting the Committee's Nominees; (iii) directed IBSF to submit shareholders' lists to the Committee; and (iv) set aside the elimination of a seat on the IBSF Board of Directors. The Company on January 31, 1997 filed an appeal of the Final Judgment with the Third Circuit Court of Appeals. On February 5, 1997, Lawrence Seidman filed a Verified Complaint against the Company seeking an Order directing the Company to set a non-adjournable date and place for the Annual Meeting of Shareholders and election of Directors. On March 6, 1997, Judge Saunders of the Superior Court of New Jersey issued an Order setting April 18, 1997 as the Annual Meeting, but stayed the Annual Meeting pending the outcome of the expedited appeal filed by the Company with the Third Circuit Court of Appeals, at a location to be selected by the Company.

                       NOMINEES FOR ELECTION AS DIRECTORS

     According to information provided to the Committee by the Company, two Directors are to be elected at the Annual Meeting. The Director so elected will serve in such capacity for a four year term to expire at the 2001 Annual Meeting of Stockholders and until his successor is elected and qualified.

     The Committee is proposing the election of the Committee Nominees to the Board of Directors who, even if elected, will not constitute a majority of the Company's seven member Board of Directors. The Committee does not expect that the Committee Nominees, who have expressed their willingness to serve on the Board of Directors of the Company, will be unable to stand for election, but, in the event that a vacancy in the Committee's slate should occur unexpectedly, the shares of Common Stock represented by the enclosed WHITE proxy card will be voted for a substitute candidate selected by the Committee.

     If you wish to vote for the Committee Nominees, you must submit the enclosed WHITE proxy card and must NOT submit the Company's proxy card, even if you wish to vote for any Company Nominees.

     The Certificate of Incorporation of the Company provides that, except as otherwise provided by law, any vacancies in the Board of Directors resulting from the removal of Directors or otherwise may be filled by a majority vote of the Directors then in office, whether or not a quorum is present or by a sole remaining Director. Each Director so chosen shall hold office until the next annual meeting and until his successor shall be duly elected and qualified, unless sooner displaced.

    The following information concerning age, principal occupation, business experience and directorships during the last five years has been furnished to the Committee by the Committee Nominees:

     Ernest Beier, Jr., age 71. Since 1992 Mr. Beier has been a private investor and has been involved in personal real estate development and investments. From 1986-1992, he was a Director of United Jersey Bank South. Prior thereto he was a Director of Commercial Bankshares from late 1985 to late 1986. From in or about April 1985 - December 1985, he was a Director of Fidelity Bank & Trust Company of Pennsauken. Mr. Beier was a member of the Board of Directors of Lenape State Bank from 1973 - 1985 and Chairman of the Board from 1973 - 1978 and 1980 - 1983 and Chairman of the Board of Directors, Chief Executive Officer and President of Peoples Bank of South Jersey (1978 - 1979) and a Director from 1972 to 1979. He also has been a Director of Gloucester County Cable Television (1977-1980) and Associated Merchants Acceptance (1961-1979).

     Richard Whitman, age 52, President of the Benchmark Company, Inc., a NASD broker-dealer, President of Benchmark Capital Advisors, General Partner of Benchmark Partners, LP, a Delaware limited partnership. From October 1977 to June 1989, he was a Senior Vice President of Oppenheimer & Co.

     The Committee Nominees have entered into an agreement with SAL, SAL II, Seidman, TBCI and Partners whereby these entities have agreed to bear all costs and expenses of, and indemnify against any and all liability incurred by, the Committ"participant in a solicitation" (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended). The Committee Nominees will receive Directors' fees upon their election as a Director of the Company in accordance with the Company's then practice.

     Except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Committee none of the Committee, any of the persons participating in this solici-tation on behalf of the Committee, the Committee Nominees, nor any associates of any of the foregoing persons (i) owns beneficially, directly or indirectly, or has the right to acquire, any securities of the Company or any parent or subsidiary of the Company, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any securities of the Company within the past two years, (iv) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (v) is or has been a party to any contract, arrangement or understanding with respect to any securities of the Company within the past year, (vi) has been indebted to the Company or any of its subsidiaries since the beginning of the Company's last fiscal year or (vii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, except as set forth in this Proxy Statement or in the Appendices hereto, to the best knowledge of the Committee, none of the Committee, any of the persons participating in this solicitation on behalf of the Committee, the Committee Nominees, nor any associate or immediate family member of any of the foregoing persons has had or is to have a direct or indirect material interest in any transaction with the Company since the beginning of the Company's last fiscal year, or any proposed transaction, to which the Company or any of its affiliates was or is a party.

     None of the corporations or organizations in which the Committee Nominees have conducted their principal occupation or employment was a parent, subsidiary or other affiliate of the Company and the Committee Nominees do not hold any position or office with the Company, have any family relationship with any executive officer or Director of the Company or each other, or has been involved in any legal proceedings of the type required to be disclosed by the rules governing this solicitation.

                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

     It is anticipated that the Company's Proxy Statement for the Annual Meeting will propose that the Stockholders ratify the appointment by the Company of Deloitte & Touche, LLC as the Company's independent accountants for the fiscal year ending September 30, 1997. The Committee is in favor of this proposal. See "Voting and Proxy Procedures."
                             SOLICITATION; EXPENSES

     Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Whitman, DiPaolo, Pollack, Beier and Seidman will be principally responsible to solicit proxies for the Committee Nominees and certain of their employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses and other custodians, Nominees and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

     The Committee has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies and for related services. The Committee will pay Beacon Hill Partners, Inc. a fee of up to $20,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify Beacon Hill Partners, Inc. against certain liabilities, and expenses, including liabilities and expenses under the federal securities laws. Approximately 10 persons will be used by Beacon Hill Partners, Inc. in its solicitation efforts.

     The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by Seidman, SAL, SAL II, TBCI and Partners and not any of the other Committee participants.

     Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $70,000 to $80,000 of which $35,500 has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if the Committee Nominees are elected to the Board of Directors, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.


                           VOTING AND PROXY PROCEDURES

     For the proxy solicited hereby to be voted, the enclosed WHITE proxy card must be signed, dated and returned to the Committee, c/o Beacon Hill Partners, Inc. in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee Nominees, you must submit the enclosed WHITE proxy card and must NOT submit the Company's proxy card, even if you wish to vote for any of the Company Nominees. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating and mailing the enclosed WHITE proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a WHITE proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation, (ii) submitting a duly executed proxy bearing a later date to the Committee or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

     Election of the Committee Nominees requires the affirmative vote of a plurality of the votes cast on the matter at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. Consequently, only shares of Common Stock that are voted in favor of a particular Nominees will be counted toward such Nominees's attaining a majority of votes. Shares of Common Stock present at the meeting that are not voted for a particular nominee (including broker non-votes) and shares of Common Stock present by proxy where the Stockholder properly withheld authority to vote for such Nominees will not be counted toward such nominee's attainment of a plurality.

     Shares of Common Stock represented by a valid, unrevoked WHITE proxy card will be voted as specified. You may vote FOR the election of the Committee
Nominees  or  withhold  authority  to vote  for the  election  of the  Committee
Nominees by marking the proper box on the WHITE proxy card. You may also withhold your vote from the Committee Nominees by writing the same name of such Nominees in the space provided on the WHITE proxy card. If no specification is made, such shares will be voted FOR the election of the Committee Nominees.

     Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed WHITE proxy card will, however, have discretionary voting authority regarding any other business that may properly come before the Annual Meeting.

     If your shares are held in the name of a brokerage firm, bank or Nominees, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the WHITE proxy card.

     Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Stockholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell such shares after such date.

     The Committee believes that it is in your best interest to elect the Committee Nominees at the Annual Meeting. THE COMMITTEE STRONGLY RECOMMENDS A

VOTE FOR THE ELECTION OF THE COMMITTEE NOMINEES.

                THE IBS FINANCIAL CORP. COMMITTEE TO MAXIMIZE SHAREHOLDER VALUE

March 24, 1997

                                                                     Appendix A
          INFORMATION CONCERNING PARTICIPANTS IN THE PROXY SOLICITATION
     The following sets forth the name, business address, and the number of shares of Common Stock of the Company beneficially owned by the Committee Nominees and the Committee:
                                                 Number of Shares
                                                 of Common Stock     Percent
                                                   Beneficially         Of
       Name                   Business Address        Owned            Class
-------------------------------------------------------------------------------
Seidman and Associates,       Lanidex Center,        196,835           1.981
L.L.C.(SAL)                   100 Misty Lane
                              Parsippany, NJ 07054
Seidman and Associates II,    Lanidex Center,         53,900            .542
L.L.C.(SALII)                 100 Misty Lane
                              Parsippany, NJ 07054
Federal Holdings, L.L.C.      Lanidex Center,         82,475            .830
(Federal)                     100 Misty Lane
                              Parsippany, NJ 07054
Seidman Investment            19 Veteri Place         30,855            .310
Partnership, L.P.(SIP)        Wayne, NJ 07470
Lawrence B. Seidman,          Lanidex Center          94,981            .955
Individually (1)              100 Misty Lane
                              Parsippany, NJ 07054
The Benchmark Co., Inc.(TBCI) 750 Lexington Avenue   340,330           3.425
Benchmark Partners LP         New York, NY 10022
(Partners) (2)
Richard Whitman, Individually 750 Lexington Avenue     3,080            .030
(2)                           New York, NY 10022
Lorraine Di Paolo,            750 Lexington Avenue    28,415            .285
Individually (2)              New York, NY 10022
Dennis Pollack (3)            99 Apple Ridge          11,375            .114
                              Woodcliff Lake, NJ 07675
Ernest Beier, Jr. (4)         1609 Ravenwood Way      13,000            .130
                              Cherry Hill, NJ 08003
----------------------------------------
     (1) Seidman owns 3,580 shares of Common Stock directly, but may be deemed to have sole voting power and dispositive power as to 459,046 shares beneficially owned by SAL, SALII, Federal, several clients and SIP. On November 8, 1995, the acting director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C &D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from
(i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.
     (2) Whitman and Di Paolo respectively own 3,080 and 28,415 shares of Common Stock directly, but may be deemed to have shared voting power and shared dispositive power as to 340,330 shares beneficially owned by TBCI and Partners.

     (3) In addition, Mr. Pollack's minor child owns 88 shares and his wife and father-in-law own jointly 70 shares for which Mr. Pollack disclaims beneficial ownership.
     (4) In addition Mr. Beier's wife owns 1,550 shares; his adult son owns 5,500 shares; his adult daughter owns 2,200; and two of his minor grandchildren own 1,100 shares each. Mr. Beier disclaims beneficial ownership of the IBSF shares owned by his wife, son, daughter and grandchildren.

     The aggregate purchase price of the 855,246 Shares owned beneficially by the Reporting Persons on February 19, 1997 (or will be in the case of transactions which have not yet settled) paid for through working capital of the respective partnership and corporate entities, limited liability companies and personal funds of the individual persons was 10,515,445.37. As of February 19, 1997, SAL and SALII had an outstanding margin balance with Bear Stearns Securities Corp. which totaled $428,648.07 and $272,454.42, respectively.

                  TRANSACTIONS IN SHARES OF IBS FINANCIAL CORP.



     The following Appendix sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by Committee and its affiliates and the Committee Nominees during the past two years:
NOTE:

     All transactions set forth in Appendix B were effected on the open market. All prices are inclusive of commissions. The outstanding borrowings against the shares are reflected as part of the following chart. The shares of Common Stock purchased by Mr. Pollack and Mr. Beier were purchased with their personal funds.


=================================================================================================================



                    TOTAL COSTS/                                                       TOTAL COSTS/
DATE                PROCEEDS            SHARES DATE                   DATE               PROCEEDS           SHARES
------------------------------------------------------------------------------------------------------------------

 SEIDMAN & ASSOCIATES, LLC
  22395             115,000.00            10,000                      41295               31,875.00           2,500
  22395              22,582.50             2,000                      41895               64,062.50           5,000
  22895              58,750.00             5,000                      41995               16,015.63           1,250
   3195             120,402.50            10,000                      42195               37,687.50           3,000
   3395              90,000.00             7,500                      42495               37,687.50           3,000
   3795             118,125.00            10,000                      34815               64,375.00           5,000
   3895              58,125.00             5,000                      51195               33,125.00           2,500
   3995             115,000.00            10,000                      51295               33,125.00           2,500
  31595              58,750.00             5,000                       6295               65,625.00           5,000
  32095              59,375.00             5,000                      61495               65,625.00           5,000
  32195             118,759.75            10,000                      61995               33,125.00           2,500
  32395             120,000.00            10,000                      71195               20,906.25           1,500
  32395              60,202.50             5,000                       8195              144,777.50          10,000
  32795              30,102.50             2,500                       8895              101,905.25           7,100
  33195              30,391.62             2,500                     122095               30,082.50           2,000
   4495              30,625.00             2,500                      11896                7,402.50             500
   4695              31,093.75             2,500                      11996                7,402.50             500
  41195              31,572.25             2,500                      12596               30,332.50           2,000
                                                                      13096               30,754.00           2,000
                                                                 Stock Div.                                  16,985
                                                                      22796              144,777.50          10,000
                                                 -------------------------------------------------------------------
                                                                                       2,269,526.00         196,835
SEIDMAN & ASSOCIATES II, LLC
  31196              69,890.00             5,000                      62596               69,265.00           5,000
   4496              36,196.25             2,500                       7296               31,748.50           2,400
  41196              53,106.75             3,700                      71696               48,604.50           3,800
  41596              35,727.50             2,500                      72296               66,452.50           5,000
  41696             120,936.25             8,500                      81496               42,310.00           3,000
  41896             106,708.75             7,500
                                                 -------------------------------------------------------------------
  61896              70,202.50             5,000                                         751,148.50          53,900
BENCHMARK CAPITAL, INC.
  30195             120,015.00            10,000                      50595                6,685.00             500
  30295             119,390.00            10,000                      50595                6,693.00             500
  30395             121,765.00            10,000                      51095               33,296.00           2,500
  30695             119,390.00            10,000                      51195               53,265.00           4,000
  30795             118,756.00            10,000                      51795                1,352.00             100
  30995               5,827.00               500                      51795               65,015.00           5,000
  30995               5,827.00               500                      51895                9,207.00             700
  30995               5,827.00               500                      51895               19,704.00           1,500
  30995               5,827.00               500                      52495                6,582.00             500
  30995               8,151.00               700                      52595               32,359.00           2,500
  30995               8,151.00               700                      53195                5,319.00             400
  30995              11,636.00             1,000                      60295               65,640.00           5,000
  30995              11,636.00             1,000                      60695               39,577.00           3,000
  30995              11,636.00             1,000                      60995               13,125.00           1,000
  30995              11,636.00             1,000                      60995               13,125.00           1,000
  30995              17,440.00             1,500                      61495               65,640.00           5,000
  30995              17,440.00             1,500                      61995               33,140.00           2,500
  30995              23,238.00             2,000                      62095                5,420.00             400
  31395              17,951.00             1,500                      62395                4,909.00             350
  31395              17,951.00             1,500                      62395                4,969.00             350
  31495              23,992.00             2,000                      62695                8,423.00             600
  31695               7,215.00               600                      63095               13,819.00           1,000
  31695               8,415.00               700                      70395               13,830.00           1,000
  31695               8,415.00               700                      70795               14,026.00           1,000
  31695              12,014.00             1,000                      71295                1,481.00             100
  31695              12,014.00             1,000                      71295                5,797.00             400
  31695              12,014.00             1,000                      71295                7,292.00             500
  32095               6,016.00               500                      71295                7,292.00             500
  32095               6,016.00               500                      71295               13,104.00             900
  32095              12,014.00             1,000                      71295               19,347.00           1,350
  32095              12,014.00             1,000                      71295               35,494.00           2,500
  32195               6,047.00               500                      71395               41,827.00           3,000
  32195               6,047.00               500                      72495                7,037.00             500
  32195              11,962.00             1,000                      72495               28,437.00           2,000
  32195              12,076.00             1,000                      72695             (27,885.00)         (2,000)
  32195              23,900.00             2,000                      80395                2,915.00             200
  32295               6,025.00               500                      80395                7,242.00             500
  32295               6,050.00               500                      80395                7,242.00             500
  32295               6,050.00               500                      80395                7,242.00             500
  32295               6,079.00               500                      80395                7,242.00             500
  32295               6,079.00               500                      80395                7,242.00             500
  32295               6,124.00               500                      80395               10,132.00             700
  32295              12,139.00             1,000                      80395               14,467.00           1,000
  32295              12,139.00             1,000                      80395               14,467.00           1,000
  32295              12,139.00             1,000                      80395               17,354.00           1,200
  32295              12,221.00             1,000                      80895                2,912.00             200
  32395               6,079.00               500                      80895                2,915.00             200
  32395               6,079.00               500                      80895                2,915.00             200
  32395               6,079.00               500                      80895                5,797.00             400
  32395              12,139.00             1,000                      80895                7,242.00             500
  32395              12,139.00             1,000                      80895                7,242.00             500
  32395              18,195.00             1,500                      80895                7,276.00             500
  32495               6,060.00               500                      80995                2,862.00             200
  32495               6,077.00               500                      80995                7,179.00             500
  32495               6,079.00               500                      80995                7,179.00             500
  32495               6,124.00               500                      80995               18,634.00           1,300
  32495               6,124.00               500                      80995               35,484.00           2,500
  32495              12,139.00             1,000                      81595                1,437.50             100
  32495              12,221.00             1,000                      81595                1,437.50             100
  32497               6,124.00               500                      81595                1,437.50             100
  32795               6,079.00               500                      81595                1,437.50             100
  32795               6,124.00               500                      81595                1,437.50             100
  32795              18,310.00             1,500                      81595                2,875.00             200
  33195               3,692.00               300                      81595                4,312.50             300
  33195               6,142.00               500                      81595                4,312.50             300
  33195               6,142.00               500                      81595                5,750.00             400
  33195               6,172.00               500                      81595                5,750.00             400
  33195               8,621.00               700                      81695               71,875.00           5,000
  40395               6,142.00               500                      83095              125,375.00           8,500
  40495               6,200.00               500                       9695             (15,750.00)         (1,000)
  40495               6,255.00               500                      91195             (15,750.00)         (1,000)
  40495               6,255.00               500                      91895             (33,000.00)         (2,000)
  40495               6,255.00               500                      92095              (6,700.00)           (400)
  40495               6,255.00               500                      11195               32,000.00           2,000
  40495               8,750.00               700                      11795               14,963.00             900
  40495               9,997.00               800                     112095             (32,500.00)         (2,000)
  40495              12,492.00             1,000                     121195               48,000.00           3,000
  40695               5,068.00               400                      11096              150,000.00          10,000
  40695               5,107.00               400                      12496               30,250.00           2,000
  40695               6,300.00               500                      12596               30,250.00           2,000
  40695               6,377.00               500                      13096             (15,250.00)         (1,000)
  40695               6,377.00               500                      21596               58,900.00           3,800
  40695               6,377.00               500                      22096               13,775.00             950
  40695               6,377.00               500 Stock Div.                                                  25,575
  40695              12,642.00             1,000                      22296               48,263.00           3,300
  40695              12,670.00             1,000                      22796              144,375.00          10,000
  40695              25,394.00             2,000                       3696              (3,625.00)           (250)
  40695              62,202.00             5,000                       3796               16,380.00           1,120
  40795               3,780.00               300                       3896               14,375.00           1,000
  40795               6,346.00               500                      31596               14,375.00           1,000
  40795               6,393.00               500                      31596               71,875.00           5,000
  40795               6,393.00               500                      31996               16,668.00           1,130
  40795               8,802.00               700                      32096               14,750.00           1,000
  40795               8,876.00               700                      32296               10,325.00             700
  40795              12,740.00             1,000                      32596                2,950.00             200
  40795              62,515.00             5,000                      32696               28,763.00           1,950
  41195               5,158.00               400                       4396               19,140.00           1,320
  41195              13,912.00             1,100                      41196              107,344.00           7,500
  41195              19,257.00             1,500                      41296                1,438.00             100
  41195              25,275.00             2,000                      41596               35,625.00           2,500
  41295              13,007.00             1,000                      41696              177,344.00          12,500
  41395               3,891.00               300                      41996               70,625.00           5,000
  41395               5,125.00               400                       5196               13,300.00             950
  41395               5,235.00               400                       5696               31,500.00           2,250
  41395               7,744.00               600                       5796                7,000.00             500
  41395              10,319.00               800                       5896                5,600.00             400
  41795              11,725.00               900                       5896                4,163.00             300
  41795              26,025.00             2,000                      51596               18,200.00           1,300
  41995              12,837.00             1,000                      52396                7,063.00             500
  41995              19,244.00             1,500                      53096                5,650.00             400
  42895              12,985.00             1,000                      62596               34,531.00           2,500
  42895              13,042.00             1,000                       7296               32,969.00           2,500
  50195               5,225.00               400                      71696               15,300.00           1,200
  50195               6,525.00               500                      72296              169,998.00          12,830
  50195               6,614.00               500                      72696                6,875.00             500
  50195               6,630.00               500                       8196               27,500.00           2,000
  50195               6,661.00               500                      81496               42,188.00           3,000
  50195               7,895.00               600                      81996               14,625.00           1,000
  50195              13,025.00             1,000                      82196                2,975.00             200
  50195              13,025.00             1,000                      82396              (2,950.00)           (200)
  50495               6,723.00               500                      91096             (28,750.00)         (2,000)
  50495               6,723.00               500                      91096               28,750.00           2,000
  50495               6,723.00               500                      92096                2,194.00             150
  50495               6,723.00               500                     102396                3,175.00             200
  50495               6,723.00               500                     102496               15,875.00           1,000
  50495               6,723.00               500                     103196               16,000.00           1,000
  50495              13,305.00             1,000                      11696                8,000.00             500
  50495              13,427.00             1,000                      12496               22,875.00           1,500
  50595               6,645.00               500                      12496                  10,675             700
  50595               6,685.00               500                      12496                  10,675             700
                                                                     122496                 (4,575)           (300)
                                                                     122496                   4,575             300
                                                                     122696                  36,780            2400
                                                                     21497                 (40,809)           -2500
                                                 -------------------------------------------------------------------
                                                                                       4,594,831.87         371,825
LAWRENCE SEIDMAN IRA/SEP                                              61395               59,062.50           4,500
DISCRETIONARY ACCOUNT                                                 62095               19,968.75           1,500
   4795              10,066.00               800                      62295               33,437.50           2,500
  41696              21,341.25             1,500                      62896                2,337.50             170
  42895              25,625.00             2,000                      62896               48,406.25           3,500
   5495              92,960.00             7,000                      62996               47,906.25           3,500
   5595              26,250.00             2,000 Stock Div.                                                   7,580
   5696               2,426.50               171                      62896                3,947.98             300
   5995             133,750.00            10,000                      62896               35,069.21           2,700
  51095              33,281.25             2,500                       7297               35,824.75           2,700
  51195             132,500.00            10,000                      71696                2,585.00             200
  51195              53,250.00             4,000                      71696                6,410.00             500
  51295             132,500.00            10,000                      71696                6,410.00             500
  51795              65,000.00             5,000                      72696                2,268.75             165
  52595              32,343.75             2,500                      81596                5,050.00             400
   6695              39,562.50             3,000                     102196                3,250.00             200
  61295              19,687.50             1,500                       2797               16,665.00           1,000
                                                                      21097                1,712.50             100
                                                                      21197                (461.23)            (30)
                                                                      21497               16,791.20           1,000
                                                                      21897                  448.75              25
                                                 -------------------------------------------------------------------
                                                                                       1,167,634.41          94,981
LAWRENCE SEIDMAN INVEST.PART. L.P.
   4495              30,625.00             2,500                      41995               16,015.63           1,250
   4695              31,093.75             2,500                      42695               32,187.50           2,500
  41195              31,572.25             2,500                      42895               25,625.00           2,000
  41295              31,875.00             2,500                       8895                5,757.50             400
  41795              37,700.00             2,900                      21396               30,375.00           2,000
  41895              38,812.50             3,000 Stock Div.                                                   2,405
                                                                       4396               28,875.00           2,000
                                                                       7296               31,748.50           2,400
                                                 -------------------------------------------------------------------
                                                                                         372,262.63          30,855
FEDERAL HOLDINGS LLC
  71195              28,500.00             2,000                       8495               14,375.00           1,000
  71295              35,781.25             2,500                       8895               21,562.50           1,500
  71295              53,671.88             3,750                      81195               71,875.00           5,000
  71395              41,812.50             3,000                      81595               35,937.50           2,500
  71995              71,250.00             5,000                      81695              143,750.00          10,000
  71995              48,781.25             3,500                      81895               71,875.00           5,000
  72095              69,062.50             5,000                      82495              143,750.00          10,000
  72495              28,125.00             2,000                      83095              125,375.00           8,500
   8195              29,000.00             2,000 Stock Div.                                                   7,225
                                                                      72696               41,062.50           3,000
                                                 -------------------------------------------------------------------
                                                                                       1,075,546.88          82,475
DENNIS POLLACK
  41395               6,479.50               500                       3496               74,379.50           5,000
   6895              35,942.33             2,700                      52096                4,350.00             300
  73195               1,450.00                96                      61996               14,254.50           1,000
 Div.                                        329                      62896               19,217.00           1,450
                                                 -------------------------------------------------------------------
                                                                                         156,072.83          11,375
ERNEST BEIER, JR.
 101394             102,509.75            10,000
 Div.                                      1,000
  62896              25,912.50             2,000
                    128,422.25            13,000                      TOTAL           10,515,445.37         855,246


                    YOUR VOTE IS EXTREMELY IMPORTANT

     1. Please SIGN, MARK, DATE and MAIL YOUR WHITE proxy card in the enclosed postage-paid envelope. If you wish to vote for the Committee Nominees, you must submit the enclosed WHITE proxy card and must NOT submit the Company's proxy card, even if you wish to vote for the Company Nominees.

     2. If you have already voted the Company's proxy card, you have every legal right to change your mind and vote FOR the Committee Nominees on the WHITE proxy card. Only your latest dated proxy card will count.

     3. If your shares are held for you by a bank or brokerage firm, only your bank or broker can vote your shares and only after receiving your instructions. Please call your bank or broker and instruct your representative to vote FOR the Committee Nominees on the WHITE proxy card.

4.       Time is short.  Please vote today!

     If you have questions or need assistance in voting your shares or in changing your vote, please contact Beacon Hill Partners, Inc. at the toll-free number listed below.


                              BEACON HILL PARTNERS
                                 90 Broad Street
                            New York, New York 10004
                          (212) 843-8500 (call Collect)
                                       or
                          Call toll-Free (800) 755-5001

                               IBS FINANCIAL CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
    THIS PROXY IS SOLICITED BY THE IBS FINANCIAL CORP. COMMITTEE TO MAXIMIZE
                               SHAREHOLDER VALUE
                     IN OPPOSITION TO THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard Whitman and Ernest Beier, Jr., and each of them, with full power of substitution and resubstitution, the attorney(s) and the proxy(ies) of the undersigned, to vote all shares the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present at the Annual Meeting of Stockholders of IBS Financial Corp. to be held on April 18, 1997, and at any adjournments or postponements thereof on the following matters, as instructed below, and in their discretion, on such other matters as may properly come before the meeting, including any motion to adjourn or postpone the meeting, all as more fully described in the Proxy Statement of the IBS Financial Corp. Committee to Maximize Stockholder Value ("Committee") dated March 24, 1997, receipt of which is hereby acknowledged.
A vote "FOR" each proposal is recommended.

1.       ELECTION OF DIRECTOR

 --- FOR the nominees listed below   --- WITHHOLD AUTHORITY to vote for nominee
    (except as indicated to the contrary below)

             Ernest Beier, Jr.                  Richard Whitman

     Instructions: If you wish to withhold authority and preclude the proxy from voting for any individual nominee, with the name(s) in the space provided below:


                                (Continued and to be SIGNED on the reverse side)

2. APPOINTMENT OF DELOITTE & TOUCHE, LLC AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997:

     --- FOR                     --- AGAINST                    --- ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's nominees as directors and "FOR" the appointment of Deloitte & Touche, LLC, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

     Please sign below exactly as your name appears on the proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating full titles. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. This proxy card votes all shares held in all capacities.
                              Dated.......................................,1997

                                       ........................................
                                                                    (Signature)

                                       .........................................
                                                   (Signature, if held jointly)

                                        ........................................
                                            (Title or authority, if applicable)

                                 PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY.